LETTER OF RESIGNATION

Date: April 10, 2024

From:
Name: Shuhua Liu
Nationality: Chinese
Email:Shuhualiu@sumnets.com

To:
Summit Networks Inc.

Please accept this letter as notification that I am leaving my position as Chief Executive Officer of Summit Networks Inc.

This letter shall come into effect as of the signing date.

Sincerely,

Liu shuhua 刘淑华

____
Shuhua Liu